EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated November 14, 2002 for Corbin Small-Cap Fund, GLOBALT Growth Fund, and Marathon Value Portfolio (the "Funds") in this Post-Effective Amendment #1 to the Unified Series Trust's Registration Statement on Form N-1A (file No. 333-100654), including the references to our firm under the heading "Financial Highlights" in each Fund's Prospectus.

            /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
February 27, 2003